Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Corporate Income Fund--Intermediate Term Series--55, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-59367 of our opinion dated November 27, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 11, 1996